Exhibit 3.1

                            Articles Of Incorporation
                                       Of
                                 Elli Tsab, Inc.


Know all men by these present that the undersigned have this day voluntarily associated ourselves together for the purpose of forming a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under and pursuant to the provisions of Nevada Revised Statutes 78.010 to 78.090 inclusive as amended and do state and certify that the articles of incorporation are as follows:


        First:          Name

        The name of the corporation is Elli Tsab, Inc., (The "Corporation").


        Second:         Registered Office and Agent

        The address of the principal office of the corporation in the State Of Nevada is 3675 Pecos-McLeod, Suite 1400, in the city of Las Vegas, County of Clark. The name and address of the corporation's Registered Agent in the State of Nevada is Incorp Services, Inc., at said address, until such time as another agent is duly authorized and appointed by the corporation.


        Third:          Purpose and Business

        The purpose of the corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Nevada Revised Statutes of the State of Nevada, including, but not limited to the following:

               (a) The Corporation may at any time exercise such rights, privileges, and powers, when not inconsistent with the purposes and object for which this corporation is organized;

               (b) The Corporation shall have power to have succession by its corporate name in perpetuity, or until dissolved and its affairs wound up according to law;

               (c) The Corporation shall have power to sue and be sued in any court of law or equity;

               (d)  The Corporation shall have power to make contracts;

               (e) The Corporation shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country;

               (f) The corporation shall have power to appoint such officers and agents as the affairs of the Corporation shall requite and allow them suitable compensation;

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               (g)  The  Corporation   shall  have  power  to  make  bylaws  not
                    inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meetings of stockholders;

               (h) The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved;

               (i) The Corporation shall have the power to adopt and use a common seal or stamp, or to not use such seal or stamp and if one is used, to alter the same. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document;

               (j) The Corporation Shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for another lawful object;

               (k) The Corporation shall have the power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence in indebtedness created by any other corporation or corporations in the State of Nevada, or any other state or government and, while the owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any;

               (l) The Corporation shall have the power to purchase, hold, sell and transfer shares of its own capital stock and use therefor its capital, capital surplus, surplus or other property or fund;

               (m) The Corporation shall have to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Nevada and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and in any foreign country;


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               (n)  The  Corporation   shall  have  the  power  to  do  all  and
                    everything necessary and proper for the accomplishment of the objects enumerated in its articles of incorporation, or any amendments thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether or not such business is similar in nature to the purposes
                    set  forth  in  the   articles  of   incorporation   of  the
                    Corporation, or any amendment thereof;

               (o)  The  Corporation  shall have the power to make donations for
                    the  public  welfare  or  for   charitable,   scientific  or
                    educational purposes;

               (p) The Corporation shall have the power to enter partnerships, general or limited, or joint ventures, in connection with any lawful activities.


        Fourth:         Capital Stock

        1. Classes and Number of Shares. The total number of shares of all classes of stock, which the corporation shall have authority to issue is Five-Million (5,000,000), consisting of Five-Million (5,000,000) shares of Common Stock with a par value of $0.001 per share (The "Common Stock").

        2.  Powers and Rights of Common Stock

               (a) Preemptive Right: No shareholders of the Corporation holding common stock shall have any preemptive or other right to subscribe for any additional un-issued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation;

               (b) Voting Rights and Powers: With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his/her name;

               (c)  Dividends and Distributions

                        (i) Cash Dividends: Holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets of funds of the Corporation legally available therefor;

                        (ii) Other Dividends and Distributions: The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock;


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                        (iii) Other Rights:  Except as otherwise required by the
                              Nevada Revised Statutes and as may otherwise be provided in these Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation;

        3. Issuance of the Common Stock: The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board of Directors, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common stock ( "securities.") The securities must be issued for such consideration, including cash, property, or services, as the Board or Directors may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value of the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less that the par value of the shares so issued. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock divided or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

        4. Cumulative Voting: Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.


        Fifth:          Adoption of Bylaws.

        In the furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the "Bylaws").


        Sixth:          Shareholder Amendment of Bylaws.

        Notwithstanding Article Fifth hereof, the bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than Fifty-Percent (50%) of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.


        Seventh:        Board of Directors

        The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 4 or Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, the exact number of directors of the Corporation shall be determined from time to time by a bylaw or amendment thereto, providing that the number of directors shall not be reduced to less that two (2). The directors holding office at the time of the filing of these Articles of Incorporation shall continue as directors until the next annual meeting and/or until their successors are duly chosen.


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        Eighth:         Term of Board of Directors.

        Except as otherwise required by applicable law, each director shall serve for a term of one year ending on the date of subsequent Annual Meeting of Stockholders of the Corporation (the "Annual Meeting") following the Annual Meeting at which such director was elected. All directors shall have equal standing.

        Not withstanding the foregoing provisions of this Article Eighth each director shall serve until their successor is elected and qualified or until their death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Section 4 or Article Fourth hereof in connection with rights to elect such additional directors under specified circumstances, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board or Directors establishing such class or series.


        Ninth:          Vacancies on Board of Directors

        Except as may otherwise be provided pursuant to Section 4 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal, or other causes, shall be filled solely by the quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.


        Tenth:          Removal of Directors

        Except as may otherwise be provided pursuant to Section 4 or Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, any director may be removed from office only for cause and only by the affirmative vote of the holders of not less than Fifty-Percent (50%) of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director, provided, however, that where such removal is approved by a majority of the Directors, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director shall be required for approval of such removal. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.


        Eleventh:       Stockholder Action

        Any action required or permitted to be taken by the stockholders of the Corporation must be effective at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the Directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of Voting Stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law these Articles have been satisfied.


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        Twelfth:        Special Stockholder Meeting

        Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board or the President. Special meeting may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.


        Thirteenth:     Location of Stockholder Meetings.

        Meetings of stockholders of the Corporation may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of the Nevada Revised Statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.


        Fourteenth:     Private Property of Stockholders.

        The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever and the stockholders shall not be personally liable for the payment of the corporation's debts.


        Fifteenth:      Stockholder Appraisal Rights in Business Combinations.

        To the maximum extent permissible under the Nevada Revised Statutes of the State of Nevada, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, with respect to any business Combination involving the Corporation and any stockholder (or any affiliate or associate of any stockholder), which required the affirmative vote of the Corporation's stockholders.


        Sixteenth:      Other Amendments.

        The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein granted subject to this reservation.


        Seventeenth:    Term of Existence.

        The Corporation is to have perpetual existence.



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        Eighteenth:     Liability of Directors.

        No director of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
        (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.


        Nineteenth:     Name and Address of first Directors and Incorporators.

        The names and addresses of the incorporators of the Corporation and the first Directors of the Board of Directors of the Corporation which shall be two (2) in number is as follows:



                DIRECTOR #1                            DIRECTOR #2

               Jason Farrell                          Dawn Farrell
           5087 Arrowhead Circle                  5087 Arrowhead Circle
         Salt Lake City, UT 84107               Salt Lake City, UT 84107



        I, Jason Farrell, being the first director and Incorporator herein before named, for the purpose of forming a corporation pursuant to the Nevada Revised Statutes of the State of Nevada, do make these Articles, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 30th day of May 2001.



                                                By:  /s/ Jason Farrell
                                                   -----------------------------
                                                   Jason Farrell


        I, Dawn Farrell, being the second director and Incorporator herein before named, for the purpose of forming a corporation pursuant to the Nevada Revised Statutes of the State of Nevada, do make these Articles, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 30th day of May 2001.


                                                By:  /s/ Dawn Farrell
                                                   -----------------------------
                                                   Dawn Farrell




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                                 STATE OF NEVADA
                               SECRETARY OF STATE

                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                BY RESIDENT AGENT




IN THE MATTER OF Elli Tsab, Inc., a Nevada corporation, Incorp Services, Inc., with the address at 3675 Pecos-McLeod, Suite 1400, County Of Clark, State of Nevada, hereby accepts the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.


IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of May 2001.




------------------------------
Incorp Services, Inc. or
Authorized Signatory







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